                                                                   EXHIBIT 10.23


                  ESCROW AGREEMENT AND AGREEMENT OF SETTLEMENT
                               AND GENERAL RELEASE


1. PARTIES: The parties to this Escrow Agreement and Agreement of Settlement and General Release ("Agreement") are JMAR Industries, Inc. ("JMAR"), a Delaware corporation; Atlantic American Holding Company Limited ("ATLANTIC"), a St. Kitts and Nevis, West Indies corporation; Parker, Milliken, Clark, O'Hara & Samuelian, P.C. ("Escrow Agent 1"); and Sankary & Sankary ("Escrow Agent 2").1/ Escrow Agents 1 and 2 at times will be referred to collectively as "Escrow Agents".

     2. RECITALS: This Agreement is made with reference to the following facts:

          2.1 In 1995, Atlantic purchased 1,000,000 shares of JMAR Common Stock (the, "JMAR Stock") pursuant to the terms of an agreement between JMAR and Atlantic dated March 31, 1995 (the, "March 31, 1995 Agreement") and as consideration therefore issued and delivered to JMAR 4,000 shares of $250 par value of Series A Cumulative Preferred Stock (the, "Preferred Stock") of Atlantic.

          2.2 Certain disputes and controversies have arisen between JMAR and Atlantic, including, but not limited to, the claims, demands and cause or causes of action set forth by the parties in a civil action pending in the United States District Court for the Southern District of California, entitled JMAR Industries, Inc. v. Atlantic American Holding Company Limited, Case No.


----------
1/ JMAR and ATLANTIC shall at times be referred to as the "parties." Any such reference shall exclude the Escrow Agents.

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96-1506 J(RBB) (the, "Civil Action").

          2.3 It is the intention of JMAR and Atlantic to settle and dispose of, fully and completely, any and all claims, demands, and causes of action which exist or may exist between them, known or unknown, from the beginning of time to the date hereof, including, without limitation on the generality of the foregoing, any and all claims, demands and cause or causes of action reflected in the Civil Action described more fully at Section 2.2.

      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     3.   DEPOSIT OF JMAR STOCK WITH ESCROW AGENT 2:

          3.1 Atlantic currently is in possession of certificates, registered in the name of Atlantic, representing an aggregate of 800,000 shares of the JMAR Stock acquired under the March 31, 1995 Agreement. No later than the date Atlantic executes this Agreement, Atlantic will deposit certificates, registered in its name, representing 600,000 shares of the JMAR Stock with Escrow Agent 2. Escrow Agent 2 shall hold and maintain the JMAR Stock until the purchase price for the JMAR Stock has been received by Escrow Agent 1 as provided herein.

     4.   ATLANTIC'S DEPOSIT OF DOCUMENTATION WITH ESCROW AGENT 1:

          4.1 No later than the date Atlantic executes this Agreement, Atlantic will deliver to Escrow Agent 1 all documentation necessary to effect a transfer of interest in the 600,000 shares of JMAR Stock deposited with Escrow Agent 2 pursuant to Section 3.1, all of which shall be in form and substance acceptable to JMAR's transfer agent, including but not limited to: 1) a stock assignment executed in blank by Atlantic; 2) a corporate resolution of Atlantic authorizing the transfer of interest in the JMAR Stock provided for herein; and 3) signature guaranties for all

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executed documents. As soon as Atlantic is provided with one or more subscription agreements pertaining to the JMAR Stock, it will immediately execute and deliver them to Escrow Agent 1. Signature guaranties also shall be provided for all subscription agreements Atlantic delivers to Escrow Agent 1. If no securities firms, banks or other institutions located in St. Kitts are capable of providing signature guaranties acceptable to the transfer agent, then Altantic shall execute the documents under alternative conditions satisfactory to the transfer agent.

     5.   JMAR'S DEPOSIT OF THE ATLANTIC PREFERRED STOCK WITH ESCROW AGENT 1:

          JMAR currently is in possession of 4,000 shares of Atlantic Preferred Stock. No later than the date JMAR executes this Agreement, JMAR shall deposit with Escrow Agent 1 the 4,000 shares of Atlantic Preferred Stock in its possession, together with a stock assignment to effect the transfer of the Atlantic Preferred Stock to Atlantic with the number of shares left blank. Escrow Agent 1 shall hold and maintain the Atlantic Preferred Stock until JMAR obtains a sufficient distribution of proceeds under the formula provided in
Section 7 to cover the par value of the Preferred Shares and dividends owed thereon and fees and expenses as provided therein. If JMAR does not receive an amount sufficient to cover the amounts owed to JMAR under Section 7, Escrow Agent 1 shall redeem the maximum pro-rata number of Preferred Shares as can be redeemed at $250.00 a share according to the amount of payment received by JMAR.

     6.   SALE OF THE JMAR STOCK

          Once Atlantic has deposited the 600,000 shares of JMAR Stock with Escrow Agent 2, JMAR shall attempt to locate a buyer or buyers to purchase the JMAR Stock held by

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Escrow Holder 2. Once an offer to purchase the JMAR Stock is received from a buyer, and the purchase price is not less than $1.99 per share, Atlantic shall be deemed to have accepted such offer upon receipt of written notice thereof from JMAR. If a buyer purchases the JMAR Stock for a price less than $1.99 per share, then JMAR shall receive the amount specified in Section 7.1 minus 30% of the difference between $1.99 per share and the purchase price per share multiplied by the number of shares of JMAR Stock sold.

          Upon receipt by Escrow Agent 1 of good funds representing payment for the JMAR Stock, Escrow Agent 1 shall confirm this fact in writing to Escrow Agent 2, and Escrow Agent 2 shall thereupon deliver to JMAR's transfer agent the stock certificates representing the 600,000 shares of JMAR Stock deposited by Atlantic with Escrow Agent 2, together with any documentation as the transfer agent shall require, with a request that a new stock certificate or certificates be issued in accordance with the purchaser's or purchasers' instructions and be delivered to Escrow Agent 1.

          Upon receipt by Escrow Agent 1 of the new stock certificate or certificates in such form as are acceptable to the purchaser or purchasers, Escrow Agent 1 shall distribute the proceeds from the sale of the JMAR Stock as provided in Section 7 below and shall deliver the new stock certificate or certificates to the purchaser or purchasers. Escrow Agent 1 also shall deliver those Atlantic Preferred Shares and stock assignments, redeemed by the foregoing distribution of proceeds, to Escrow Agent 2 who will convey them to Atlantic.

     7.   DISTRIBUTION OF PROCEEDS FROM THE SALE OF THE JMAR STOCK:

          7.1 The proceeds from the sale of the JMAR Stock shall be distributed as

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follows:

               (A)  JMAR shall receive :

                    (I) $1,000,000 representing the face value of the Atlantic Preferred Shares issued to JMAR under the March 31, 1995 Agreement; (ii) unpaid dividends on the Atlantic Preferred Shares due to JMAR amounting to $64,167 as of December 1, 1996; and (iii) legal fees and expenses and other out-of-pocket costs incurred by JMAR in connection with the Civil Action and this Agreement amounting to $61,150. Atlantic shall receive a credit against the foregoing sums in the amount of $209,705, being the net proceeds JMAR received from the foreclosure sale of Atlantic's 200,000 shares of JMAR Stock which had been pledged as security in a loan transaction involving Creative Sports. Therefore, JMAR shall receive $915,612 from the proceeds of the sale of the JMAR Stock pursuant to Section 6 hereof, provided this transaction is completed prior to December 31, 1996.2/ If this transaction is not completed and Atlantic has complied prior to December 31, 1996 with all requests for documents presented to Atlantic by JMAR or the transfer agent prior to December 31, 1996, including but not limited to requests for signed subscription agreements and all required documents of the transfer agent, the Preferred Stock dividend of $5,833 due on January 1, 1997 will be pro-rated on a daily basis until the completion of the transaction.

               (B) JMAR is deemed to have received its funds upon payment of good funds to Escrow Agent 1 pursuant to paragraph 6 herein and when Escrow Agent 1 has received the newly issued certificates in the names of the purchasers in such form as is acceptable to

--------
2/ The amount JMAR receives is subject to the offset specified in Section 6 in the event the purchase price paid for the JMAR Stock is less than $1.99 per share.

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the purchaser or purchasers. Notwithstanding the foregoing, the transaction will be deemed to be completed upon receipt of good funds by Escrow Agent 1 pursuant to paragraph 6 and delivery to Escrow Agent 1 by Atlantic of 600,000 shares of JMAR Stock properly endorsed by Atlantic, along with all necessary documents to transfer ownership of the stock, as determined by the transfer agent.

               (C) Atlantic shall receive any and all remaining proceeds obtained through the sale of the JMAR Stock pursuant to Section 6 hereof after JMAR is paid the sums specified in paragraph 7.1(a).

          7.2 Concurrent with the distribution of the proceeds to Atlantic under section 7.1(c), JMAR shall deliver to Atlantic (i) a release by JMAR of any interest in, or claim to, the 200,000 shares of JMAR Stock issued to and remaining in the possession of Atlantic and not delivered to Escrow Agent 1; and
(ii) the Atlantic Preferred Shares presently issued to JMAR, upon payment evidenced by JMAR's receipt of the proceeds to be paid pursuant to the terms of paragraph 7.1(a).

     8. POWERS OF ESCROW AGENTS: The Escrow Agents undertake the duties and obligations imposed by this Escrow Agreement upon the following terms and conditions, all of which shall be binding on JMAR and Atlantic:

               (A) In performing any duties under the Agreement, an Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. Neither Escrow Agent shall incur any such liability for (1) any act or failure to act made or omitted in good faith, or (2) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in

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this Escrow Agreement that an Escrow Agent shall in good faith believe to be genuine, nor will an Escrow Agent be liable or responsible for forgeries, fraud, impersonations, nor determining the scope of any representative authority. In addition, each Escrow Agent may consult with legal counsel in connection with such Escrow Agent's duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. Neither Escrow Agent is responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

               (B) In the event that the conditions of this Escrow Agreement are not promptly fulfilled, or if an Escrow Agent renders any service not provided for in this Escrow Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if either Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, such Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation and such Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by such Escrow Agent until such compensation, fees, costs, and expenses are paid. The party or parties requesting such additional services or modifications, or responsible for the default, delay, controversy or litigation, shall pay these sums upon demand and such Escrow Agent may deduct such sums from the funds to be distributed to such party or parties hereunder.

               (C) If any controversy arises between the parties to this Agreement, or with any other party, concerning the escrow services provided under this Agreement, its terms or conditions, neither Escrow Agent will be required to determine the controversy or to take any action

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regarding it. The Escrow Agents may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in each Escrow Agent's discretion, such Escrow Agent may be required, despite what may be set forth elsewhere in this Escrow Agreement. In such event, neither Escrow Agent will be liable for interest or damage. Furthermore, each Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. Each Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by such Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, such Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.

               (D) JMAR and Atlantic and their respective successors and assigns, jointly and severally, agree to indemnify and hold each Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, attorney's fees and disbursements that may be imposed on each Escrow Agent or incurred by each Escrow Agent in connection with the performance of its duties under this Escrow Agreement, unless such Escrow Agent's conduct was grossly negligent or willful.

               (E) In the event of an actual conflict between either Escrow Agent's representation of JMAR or Atlantic and its duties as Escrow Agent hereunder, such Escrow Agent may resign immediately. Either Escrow Agent may also resign at any time upon giving at least ten (10) days written notice to the parties; provided, however, that no such resignations shall become

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effective until the appointment of a successor escrow agent which shall be accomplished as follows: The parties shall use their best efforts to mutually agree on a successor escrow agent within ten (10) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, such Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and its properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent and the resigning Escrow Agent shall be discharged from any further duties and liabilities under this Escrow Agreement.

     9. DISMISSAL: Upon full performance of this Agreement, JMAR shall dismiss the Civil Action described in Section 2.1 with prejudice, each party to bear its own costs except as provided herein.

     10. GENERAL RELEASES: In consideration of the mutual general releases contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, JMAR and ATLANTIC agree and generally release each other as follows:

          10.1 Except as to such rights or claims as may be created by this Agreement and such Subscription Agreements as are executed by Atlantic, each party hereby releases, remises and forever discharges each other party, and each of its present and former agents, servants, officers, directors, employees, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, attorneys, insurers, reinsurers, sureties, successors and assigns, from any and all matters as described more fully at Section 2.2 above and any claims, demands and cause or causes of action heretofore or hereafter arising out of, connected with or incidental to the dealings between the parties

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prior to the effective date hereof, including, without limitation on the generality of the foregoing, any and all claims, demands and cause or causes of action reflected in the civil action described more fully at Section 2.1. Notwithstanding the foregoing, Atlantic shall not be released from liability arising out of, or related to, any breach by Atlantic of its representations and warranties contained in Section 11 of this Agreement or any erroneous representations and warranties contained therein.

          10.2 THE UNDERSIGNED ALL ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL, AND THAT THEY ARE FAMILIAR WITH AND SPECIFICALLY WAIVE THE BENEFIT OF THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


     11.  REPRESENTATIONS AND WARRANTIES:

          11.1 Atlantic represents and warrants to, and agrees with, JMAR as follows.

               (A) Atlantic has full right, title and interest in the 600,000 shares of JMAR Stock, free and clear of any security interest, lien, charge, encumbrance, option or any claim whatsoever.

               (B) Atlantic and its directors, officers, employees, agents or affiliates have complied with all federal or state securities statutes and regulations in connection with

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Atlantic's ownership of the JMAR Stock.

               (C) Neither the execution or delivery by Atlantic of this Agreement nor the performance by Atlantic of the transactions contemplated herein violate any provision of law applicable to Atlantic or conflict with or result in a breach or termination of any provision of, or constitute a default, or will result in the creation of any lien, charge or encumbrance upon any of the property or assets of Atlantic pursuant to or under its certificate of incorporation or By-laws, or any mortgage, deed of trust, indenture or other agreement or instrument, or any other judgment, decree, statute, regulation or any other restriction of any kind or character to which Atlantic may be bound with or without the giving of notice, the passage of time or both, except with respect to applicable laws affecting creditors rights.

          11.2 Each of the parties to this Agreement represents and warrants to, and agrees with, each other as follows:

               (A) Each party has received independent legal advice from its attorneys with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Agreement, and with respect to the meaning of California Civil Code Section 1542.

               (B) No party (nor any officer, agent, partner, employee, representative or attorney of or for any party), has made any statement or representation to any other party regarding any fact relied upon in entering into this Agreement, and each party does not rely upon any statement, representation or promise of any other party (or any officer, agent, partner, employee, representative or attorney of or for any other party), in executing this Agreement, or in making the settlement provided for herein, except as expressly stated in this Agreement.

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               (C)  Each party to this Agreement has made such investigation of the facts pertaining to this settlement and this Agreement, and of all the matters pertaining to it, as it deems necessary.

               (D) Each party or responsible officer or partner thereof has read this Agreement and understands the contents hereof. Each of the officers or partners executing this Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds such respective corporation or partnership.

               (E) Neither party has assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, and cause or causes of action disposed of by this Agreement.

               (F) Each term of this Agreement is contractual and not merely a recital.

               (G) Each party is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the parties to fully, finally and forever settle and release all such matters, and all claims relating to them, which do now exist or may have existed between them. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete mutual releases of all such matters notwithstanding the discovery or existence of any additional or different claims or facts relating to them. Said releases shall not apply to Atlantic's breaches of the representations and warranties made in Section 11 of this Agreement or to any erroneous representations contained in said Section.

               (H)  The parties will execute all such further and additional

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documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement.

               (I) It is within the contemplation of each of the parties to this Agreement that each of them may have claims for relief or causes of action for malicious prosecution or abuse of process or other claims in connection with the filing of claims for relief, causes of action, counterclaims or cross-complaints in the Civil Action described more fully at Section 2.1 and matters undertaken in connection therewith. It is the intention of the parties to this Agreement to release any and all such claims, to deny that any malicious prosecution of actions or abuse of process has occurred, and to represent and agree that the filing of all claims for relief, causes of action, counterclaims or cross-complaints in the foregoing civil action, was done pursuant to advice of legal counsel and upon probable cause.

     12. INDEMNIFICATION: Atlantic agrees to indemnify, reimburse, and hold harmless JMAR from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any attorney's fees and other reasonable costs and expenses, relating to or arising out of, Atlantic's breach of, any representation, warranty, or covenant made by it in Section 11 of this Agreement or any erroneous representations and warranties contained in
Section 11.

     13. SETTLEMENT: This Agreement effects the settlement of claims which are denied and contested, and nothing contained herein shall be construed as an admission by any party of any liability of any kind to any other party. Each of the parties denies any liability in connection with any claim and intends by this Agreement solely to avoid litigation and buy its peace. The parties agree to refrain from publicly disseminating this Agreement and the settlement terms embodied herein

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to individuals or entities unaffiliated with their respective corporations, unless required to do so: 1) by the Securities and Exchange Commission; 2) to comply with a party's duties and/or obligations under applicable law; 3) to fulfill disclosure obligations imposed by law; or 4) to provide retained professionals such as attorneys and accountants with information necessary for said professionals to perform their services. The parties additionally agree not to make any adverse derogatory statements which are untrue concerning this transaction or the other party in any report, press release, quarterly or annual financial statement or report, and any response for information thereof.

     14.  MISCELLANEOUS:

          14.1 This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by, the laws of the State of California.

          14.2 This Agreement and such Subscription Agreements as are executed by the parties pursuant to this Agreement constitute the entire agreement between the parties which supersedes all prior and contemporaneous oral and written agreements and discussions. This Agreement may be amended only by an agreement in writing.

          14.3 This Agreement is binding upon and shall inure to the benefit of the parties and each of their present and former agents, servants, officers, directors, employees, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, attorneys, insurers, reinsurers, sureties, heirs, executors, administrators, trustees, successors and assigns.

          14.4 Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

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          14.5 In the event of litigation or arbitration relating to this
Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

          14.6 This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

          14.7 Each party shall pay for its own legal fees and other expenses relating to the litigation referred to in Paragraph 2.1.

          14.8 This Agreement shall be effective as of the date the last counterpart is executed.

     15. NOTICES: All notices, consents, requests, instructions, approvals, and other communications hereunder shall be validly given, made or received if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to:

     (a)      JMAR INDUSTRIES, INC.
              3956 Sorrento Valley Blvd., Suite D
              San Diego, CA  92121
              Attn:  Dennis Valentine,
              Chief Financial Officer
              Fax Number: (619) 535-1835

     (b)      ATLANTIC AMERICAN HOLDING COMPANY LIMITED
              2902 Bienville Blvd., Suite 6
              Ocean Springs, Mississippi 39564
              Attn:  Harvey Milam
              Facsimile: 601/875-7761

     (c)      THE ESCROW AGENTS:

              Parker, Milliken, Clark, O'Hara & Samuelian
              333 South Hope Street, 27th Floor

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



              Los Angeles, CA  90071-1488
              Attn: Joseph G. Martinez, Esq.
              Fax Number: (213) 683-6669

              SANKARY & SANKARY
              4518 Vista De La Tierra
              Del Mar, California 92014
               Attn:  Morris Sankary
              Fax Number: (619) 481-1292



                             JMAR INDUSTRIES, INC.


DATED:  December 24, 1996    /s/ Dennis E. Valentine
                             ---------------------------------
                             By: Dennis E. Valentine
                                 Its: Chief Financial Officer

                             ATLANTIC AMERICAN HOLDING COMPANY LIMITED


DATED:  December 26, 1996    /s/ Earl A. L. Maynard
                             ---------------------------------
                             By: Earl A L Maynard
                                 Its: Chairman



                             PARKER, MILLIKEN, CLARK, O'HARA
                             & SAMUELIAN


DATED:  December 30, 1996    /s/ Joseph G. Martinez
                             ---------------------------------
                             By: Joseph G. Martinez


                             SANKARY & SANKARY


DATED:  December 31, 1996    /s/ Morris Sankary
                             ---------------------------------
                               By: Morris Sankary